EXHIBIT 3.1(a)

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
CNB HOLDINGS, INC.

1.

The name of the Corporation is CNB Holdings, Inc.

2.

In accordance with the provisions of Section 14-2-1006 of the Georgia Business Corporation Code, the Corporation hereby amends Article I of its Articles of Incorporation by deleting Article I in its entirety and inserting in lieu thereof a new Article I as follows:

“I.

The name of the Corporation is FIRST CAPITAL BANCORP, INC."

3.

The name change reflected in these Articles of Amendment was approved by the Corporation’s Board of Directors on November 17, 2004.

4.

Shareholder approval of the amendment is not required.

5.

In accordance with Section 14-2-1006.1(b) of the Georgia Business Corporation Code, a notice of the filing has been submitted for publication.

6.

The amendment shall be effective on December 31, 2004.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed this 30th day of December, 2004.

CNB Holdings, Inc.

By:	/s/ Kathryn Knudson
Kathryn Knudson
Attorney for the Corporation